Exhibit 99.1

SANTARUS CONTACTS:	VICTORY CONTACT:
Martha L. Hough, VP Finance & Investor Relations	Matt Heck, President
(858) 314-5824	(858) 350-4217
Debra P. Crawford, Chief Financial Officer
(858) 314-5708

Lippert/Heilshorn & Associates, Inc.
Jody Cain (jcain@lhai.com)
Eleanor Tang (etang@lhai.com)
(310) 691-7100
For Immediate Release
SANTARUS AND VICTORY PHARMA ANNOUNCE CO-PROMOTION AGREEMENT
FOR NAPRELAN PRESCRIPTION PRODUCTS
SAN DIEGO (June 28, 2007) – Santarus, Inc. (NASDAQ: SNTS), a specialty pharmaceutical company, and Victory Pharma, Inc., a privately held specialty pharmaceutical company, today announced that they have entered into a co-promotion agreement relating to Victory’s NAPRELAN® (naproxen sodium) Controlled Release Tablets prescription pharmaceutical products. NAPRELAN Tablets are a once-daily, controlled release formulation of naproxen sodium, a non-steroidal anti-inflammatory drug (NSAID) indicated for the treatment of a number of conditions, including arthritis and the relief of mild to moderate pain.
Santarus expects to train its field sales representatives and to commence promotional activities in the third quarter of 2007 for the NAPRELAN brand products. Santarus plans to have its sales representatives promote NAPRELAN to Santarus’ group of targeted primary care physicians in the second detail sales position. ZEGERID® (omeprazole/sodium bicarbonate) brand products will continue to be promoted by the Santarus, inVentiv Health and Otsuka America field sales representatives in the primary detail sales position to targeted gastroenterologists and primary care physicians.
“With this co-promotion agreement for NAPRELAN products, we are executing on our previously stated strategy to leverage our commercial organization by adding a marketed product that we believe will be attractive to our targeted physicians and their patients,” said Gerald T. Proehl, president and chief executive officer of Santarus, Inc. “Our analysis indicates that the primary care physicians we currently target are frequent prescribers of NSAID products, which we believe makes NAPRELAN Tablets a good fit for our product portfolio.”
“We are excited to enter into this agreement with a quality partner such as Santarus and extend the reach of NAPRELAN products beyond pain specialists and other selected physician specialties who are the primary focus of our current sales force calls,” said Matt Heck, president of Victory Pharma, Inc. “Our decision to acquire the rights to market NAPRELAN earlier this year was based on the potentially significant opportunity we saw for differentiated pain therapeutics following the U.S. market withdrawal of certain widely prescribed COX-2 inhibitor drugs. We believe NAPRELAN is an attractive product for pain management given that its active ingredient, naproxen sodium, has a well known efficacy and safety profile and NAPRELAN has the benefit of once-daily dosing.”

The initial focus of Santarus’ promotional efforts will be on the 375 mg dosage strength. Under the terms of the agreement, Santarus will promote NAPRELAN Tablets to Santarus’ targeted primary care physicians and will be paid a co-promotion fee calculated as a percentage of the net sales value of the prescriptions generated by its targeted physician group, offset by an initial credit in recognition of existing sales. Santarus did not pay Victory an upfront fee, but will incur certain incremental expenses associated with its promotion of NAPRELAN products, including the cost of training the Santarus field sales representatives, and purchasing samples and promotional literature at cost from Victory.
Santarus’ management plans to further discuss the NAPRELAN products co-promotion opportunity during its 2007 second quarter financial results conference call on Monday, August 6, 2007 at 8:30 a.m. Eastern time. Details about the conference call and webcast will be forthcoming.
About NAPRELAN
NAPRELAN (naproxen sodium) Controlled Release Tablets are commercially available in 375 mg and 500 mg dosage strengths.
NAPRELAN Tablets use Elan’s proprietary Intestinal Protective Drug Absorption System (IPDAS®) Technology. The tablet system combines an immediate release component with a sustained release component of microparticles that are widely dispersed, allowing absorption of the active ingredient throughout the gastrointestinal tract, providing convenient once-daily administration.
NAPRELAN Tablets are indicated for the treatment of rheumatoid arthritis, osteoarthritis, ankylosing spondylitis, tendinitis, bursitis and acute gout. It is also indicated for the relief of mild to moderate pain and the treatment of primary dysmenorrhea.
Important Safety Information
NAPRELAN Tablets are contraindicated in patients with known hypersensitivity to naproxen or naproxen sodium.
NAPRELAN Tablets should not be given to patients who have experienced asthma, urticaria, or allergic-type reactions after taking aspirin or other non-steroidal anti-inflammatory drugs (NSAIDs). Severe, rarely fatal, anaphylactic-like reactions to NSAIDs have been reported in such patients.
Please see full prescribing information including BOXED warning regarding cardiovascular and gastrointestinal risks.
Full prescribing information for NAPRELAN Tablets may be obtained in the U.S. from Victory Pharma Professional Services by calling toll free 866-427-6819 or on Victory Pharma’s Web site at www.victorypharma.com.
About Victory Pharma
Victory Pharma, Inc. is a privately held specialty pharmaceutical company headquartered in San Diego with sales and marketing operations in Cary, N.C. focused on acquiring, developing and marketing products to treat pain and related products. Victory markets NAPRELAN and complementary pain products to pain management specialists, rheumatologists, orthopedics and select primary care physicians though its physician-based field sales force. Victory is currently developing several proprietary products for the treatment of chronic severe pain and commonly associated opiate-induced side effects. Its lead development compound is nearing completion of Phase II clinical testing. Further information regarding Victory is available at www.victorypharma.com.
About Santarus
Santarus, Inc. is a specialty pharmaceutical company focused on acquiring, developing and commercializing proprietary products that address the needs of patients treated by gastroenterologists or primary care physicians. The company currently markets ZEGERID Capsules and ZEGERID Powder for Oral Suspension. These products are immediate-release formulations of omeprazole, a widely prescribed proton pump inhibitor. More information about Santarus is available on the company’s Web site at www.santarus.com.
Santarus cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Santarus’ business, including, without limitation: risks related to the co-promotion arrangement with Victory (including Santarus’ ability to increase market demand and sales of NAPRELAN products; competition from other products, including a generic formulation of NAPRELAN, which is currently commercially available in a 500 mg dosage strength and is the subject of pending patent infringement litigation initiated by Elan Corporation, plc and/or its affiliates, as the patent holder for the NAPRELAN product; unexpected adverse side effects or inadequate therapeutic efficacy of NAPRELAN products; the scope and validity of patent protection for NAPRELAN products, and Santarus and Victory’s ability to commercialize NAPRELAN products without infringing the patent rights of others; and the potential for termination of the co-promotion arrangement); difficulties or delays in manufacturing and marketing of, and maintaining regulatory approvals for, Santarus’ ZEGERID brand products; and other risks detailed in Santarus’ prior press releases as well as in public periodic filings with the Securities and Exchange Commission.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.
NAPRELAN® is a trademark of Elan Corporation, plc. IPDAS® is a trademark of Elan Pharma Int. Ltd. Santarus® and ZEGERID® are trademarks of Santarus, Inc.
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